UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2009

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas	0-19797	74-1989366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Bowie Street, Austin, Texas	78703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(512) 477-4455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On December 24, 2009, our board of directors amended Article II Section 12(b) of our Bylaws to provide that business is properly brought before a special meeting if it is specified in the notice of meeting (or any supplement thereto) given by or at the direction of our Chairman of the Board, Chief Executive Officer, the President, a Vice President or the Secretary. Previously, this provision provided that such notice of meeting (or supplement thereto) could only be given by the Chairman of the Board, the President, a Vice President or the Secretary.

Additionally, our board of directors amended Article IX of our bylaws to provide that, in order for shareholders to approve an amendment to, or a Bylaw inconsistent with, certain bylaw provisions, the amendment or inconsistent Bylaw must be approved by the affirmative vote of a majority of the outstanding shares. This requirement applies to the advance notice bylaws, written consent procedures bylaws, vacancies bylaws, Article III, Section 1 of the Bylaws which pertains to the composition of the Board of Directors, Article VII of the Bylaws which pertains to indemnification, and Article IX of the Bylaws which pertains to bylaw amendments. Previously, the affirmative vote of 75% of the outstanding shares was required to amend, or adopt a Bylaw inconsistent with, those provisions.

These amendments were effective as of December 23, 2009.

A copy of the amended bylaw provisions are set forth as Exhibit 3.1 and Exhibit 3.2 to this Report. A copy of our entire bylaws, as now amended, is publicly available on our Company website at http://www.wholefoodsmarket.com/company/pdfs/bylaws.pdf.

Item 8.01               Other Events.

On December 24, 2009, we announced that John Mackey, co-founder and CEO of Whole Foods Market, voluntarily has given up the title of Chairman of the Board of Directors which he had held since the Company’s inception in 1978.  Mr. Mackey will remain a member of the board of directors and will continue to serve as CEO.  Dr. John B. Elstrott, a member of the Board since 1995 and Lead Director since 2001, will be assuming the Chairman title.  The responsibilities of the Lead Director will be transferred to the Chairman position, and the Lead Director designation will be retired.

Whole Foods Market always has strived to maintain high corporate governance standards.  In keeping with this goal, the Board added the Lead Director designation in 2000, and since that time, has shifted all of the responsibilities of the Chairman of the Board to the Lead Director.  Despite this shift in responsibilities which has rendered the Chairman role to a mere title, the Company repeatedly has received proposals from corporate activists to separate the Chairman and CEO roles.  To avoid unnecessary distraction and protect the Company’s corporate governance profile, Mr. Mackey believes giving up the Chairman title to be in the best interests of the Company and its stakeholders.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

3.1—Article II Section 12(b), as amended

3.2—Article IX of Bylaws, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: December 24, 2009	By:	/s/ Glenda Chamberlain
Glenda Chamberlain
Executive Vice President and
Chief Financial Officer